As filed with the Securities and Exchange Commission on July 5, 2001

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                  FORM S-8/S-3
                             REGISTRATION STATEMENT

            (including registration of shares for resale by means of
                         a Form S-3 Reoffer Prospectus)
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                               VICOM, INCORPORATED

               (Exact name of issuer as specified in its charter)


                   MINNESOTA                              41-1255001
       (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)                 Identification No.)

              9449 Science Center Drive, New Hope, Minnesota 55428 (Address of principal, executive offices, including zip code)


                          1999 STOCK COMPENSATION PLAN
                  2000 VICOM, INC. EMPLOYEE STOCK PURCHASE PLAN
              2000 NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN
                            (Full title of the Plans)

                                                          Copy to:
                                                          --------
                James Mandel                             Steven Bell
          Chief Executive Officer                         President
                Vicom, Inc.                              Vicom, Inc.
         9449 Science Center Drive                9449 Science Center Drive
         New Hope, Minnesota 55428                New Hope, Minnesota 55428

                                  763-504-3000
          (Telephone number, including area code, of agent for service)

               Approximate date of commencement of proposed sale:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                 Proposed Maximum   Proposed Maximum
          Title of                Amount to be    Offering Price        Aggregate          Amount of
Securities to be Registered      Registered(1)     Per Share(2)     Offering Price(2)   Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.01 per share........    12,375         $  0.94        $     11,632.50          $   2.91
                                     75,000            1.03              77,250.00             19.32
                                    100,000            0.69              69,000.00             17.25
                                     70,000            0.50              35,000.00              8.75
                                      4,000            0.70               2,800.00              0.70
                                    225,000            0.60             135,000.00             33.75
                                     34,000            2.00              68,000.00             17.00
                                      5,000            2.075             10,375.00              2.60
                                     15,000            2.00              30,000.00              7.50
                                     21,991            1.562             34,349.92              8.59
                                      8,333            2.00              16,666.00              4.17
                                     20,000            2.00              40,000.00             10.00
                                    150,000            2.00             300,000.00             75.00
                                     94,333            2.875            271,207.37             67.81
                                      6,000            5.125             30,750.00              7.69
                                      5,000            5.375             26,875.00              6.72
                                     41,600            6.75             280,800.00             70.20
                                      2,000            6.75              13,500.00              3.38
                                      2,000            9.969             19,938.00              4.99
                                      2,000            4.00               8,000.00              2.00
                                     50,000            4.00             200,000.00             50.00
                                     18,000            4.00              72,000.00             18.00
                                     10,000            4.40              44,000.00             11.00
                                     25,000            3.98              99,500.00             24.88
                                     75,000            2.50             187,500.00             46.88
                                    600,000            0.50             300,000.00             75.00
                                    150,000            4.75             712,500.00            178.13
                                     63,660            1.50              95,490.00             23.88
                                     12,665            2.00              25,330.00              6.34
                                     89,275            2.375            212,028.12             53.00
                                      1,333            2.468              3,289.84              0.83
                                      1,000            2.69               2,690.00              0.68
                                      2,000            3.00               6,000.00              1.50
                                      1,333            3.125              4,165.63              1.05
                                     12,000            3.25              39,000.00              9.75
                                        333            3.375              1,123.88              0.29
                                        333            3.875              1,290.38              0.33
                                      4,000            4.00              16,000.00              4.00
                                      1,000            4.25               4,250.00              1.07
                                        334            4.437              1,481.96              0.38
                                     31,750            4.50             142,875.00             35.71
                                      1,000            4.75               4,750.00              1.19
                                      1,000            5.125              5,125.00              1.29
                                      1,000            5.625              5,625.00              1.41
                                      1,000            5.75               5,750.00              1.44
                                      3,000            5.937             17,811.00              4.46
                                      2,000            6.00              12,000.00              3.00
                                      1,000            7.00               7,000.00              1.75
                                      1,000            7.062              7,062.00              1.77
                                      1,000            8.125              8,125.00              2.04
                                      1,000            8.25               8,250.00              2.07
                                      1,000            9.75               9,750.00              2.44

                                  1,143,352            2.95           3,372,888.40            843.23
                            ---------------------------------------------------------------------------
                                  3,200,000                        $  7,115,793.00          $  1,779
=======================================================================================================

(1) This registration statement covers shares of common stock, par value $0.01 per share, of Vicom Incorporated consisting of the aggregate number of shares which may be sold upon the exercise of options or the vesting of restricted stock which have been granted and/or may hereafter be granted under the 1999 Stock Compensation Plan, the 2000 Vicom, Inc. Employee Stock Purchase Plan and the 2000 Non-Employee Directors' Stock Compensation Plan (collectively, the "Plans"). The maximum number of shares which may be sold upon the exercise of such options and the vesting of restricted stock granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of common stock which may be purchased upon exercise of outstanding options or the vesting of restricted stock, the fee is calculated on the basis of the price at which the options may be exercised or the restricted stock was granted; and (ii) in the case of shares of common stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of common stock as quoted on the Nasdaq Smallcap Market on June 28, 2001 (within 5 business days prior to filing this registration statement).

                                     PART I

                                EXPLANATORY NOTE

This registration statement registers shares of common stock, par value $0.01 per share (the "common stock"), of Vicom Incorporated ("Vicom") consisting of shares which may be sold upon the exercise of options or the vesting of restricted stock which have been granted under Vicom's 1999 Stock Compensation Plan, the 2000 Vicom, Inc. Employee Stock Purchase Plan and the 2000 Non-Employee Directors' Stock Compensation Plan (collectively, the "Plans").

This registration statement contains two parts. The first part contains a "reoffer" prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The second part contains information required in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission. Vicom will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus as set forth in Form S-8), the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act, and additional information about the Plans. Requests should be directed to Steven Bell, Esq. at Vicom, 9449 Science Center Drive, New Hope, Minnesota 55428. Vicom's telephone number is (763) 504-3000.


                   ------------------------------------------
                               REOFFER PROSPECTUS

                        3,200,000 SHARES OF COMMON STOCK

                               VICOM, INCORPORATED
                   ------------------------------------------


The shares of common stock, par value $0.01 per share, of Vicom, Incorporated ("Vicom") covered by this reoffer prospectus may be offered and sold to the public by certain stockholders of Vicom (collectively, the "Selling Securityholders"). The shares have been granted to the Selling Securityholders under Vicom's 1999 Stock Compensation Plan, the 2000 Vicom, Inc. Employee Stock Purchase Plan and the 2000 Non-Employee Directors' Stock Compensation Plan (collectively, the "Plans").

Through May 17, 2000, Vicom's common stock was traded and quoted on the OTC Bulletin Board(R) ("OTCBB") under the symbol "VICM." From May 18, 2000 until August 21, 2000, the common stock was quoted under the VICM symbol on the Pink Sheets(R) operated by Pink Sheets LLC. From August 21, 2000, to December 11, 2000, Vicom's common stock was traded and quoted on the OTCBB under the VICM symbol. Since December 11, 2000, the stock has been traded and quoted on the Nasdaq Smallcap Market.

The Selling Securityholders may sell their shares directly or indirectly in one or more transactions on the Nasdaq Smallcap Market or on any stock exchange on which the shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods. These sales may be at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

To the knowledge of Vicom, other than the opportunity that will be provided to each Selling Securityholder to enter into a sales plan with a broker for the purpose of establishing a trading plan that complies with the requirements of Rule 10b5-1(c)(1) of the Securities Act of 1933, as amended (the "Securities Act") the Selling Securityholders have no arrangements with any brokerage firms regarding the sale of shares.

The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchases of the shares, or both (which compensation as to a particular broker or dealer may be in excess of customary commissions). In connection with such sales, the Selling Securityholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Vicom will not receive any proceeds from the sale of the shares by the Selling Securityholders.

                   ------------------------------------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS REOFFER PROSPECTUS OR ANY SUPPLEMENT. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT WHICH IS CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS. SHARES OF COMMON STOCK ARE BEING OFFERED AND SOLD ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS REOFFER PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS REOFFER PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS REOFFER PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.

                   ------------------------------------------

          THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                   ------------------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   ------------------------------------------

              THE DATE OF THIS REOFFER PROSPECTUS IS JULY 5, 2001.

                   ------------------------------------------



                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ADDITIONAL INFORMATION.......................................................4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................5
THE COMPANY..................................................................5
RISK FACTORS.................................................................6
FORWARD LOOKING STATEMENTS...................................................7
USE OF PROCEEDS..............................................................7
SELLING SECURITYHOLDERS......................................................8
PLAN OF DISTRIBUTION.........................................................9
LEGAL MATTERS................................................................9
EXPERTS......................................................................9



                             ADDITIONAL INFORMATION

Vicom has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8/S-3 under the Securities Act with respect to the shares of common stock offered hereby. This reoffer prospectus does not contain all of the information set forth or incorporated by reference in the registration statement and the exhibits thereto. For further information with respect to Vicom and the common stock offered hereby, reference is made to the registration statement and the exhibits thereto. Statements contained in this reoffer prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference.

Vicom is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. The registration statement, including exhibits, and the reports and other information filed by Vicom can be inspected without charge at the public reference facilities maintained by the Commission at the Commission's principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, and at the Regional Offices of the Commission located at Seven World Trade Center, l3th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from such offices at fees prescribed by the Commission. The public may obtain information on the operation of the Public Reference room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is http://www.sec.gov. Vicom shares are traded on the Nasdaq Smallcap Market under the symbol "VICM."

                   ------------------------------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


The following documents, which have been filed by Vicom with the Commission, are incorporated by reference herein:

         a. Annual Report on Form 10-K of Vicom, Incorporated ("The Company") for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission pursuant to
                  Section 13 or 15 (d) of the Exchange Act of 1934, as amended (the "Exchange Act")

         b. Description of the Company Common Stock contained in Vicom's Registration Statement on Form 10-12G filed with the Securities and Exchange Commission on April 7, 2000.

         c. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all such securities then remaining to be sold (excluding, however, any portion of such documents not deemed to be "filed" with the Securities and Exchange Commission (the "SEC") pursuant to the rules of the SEC.

         d. Plan information as described in the Company's Definitive 14A Proxy Statement filed on July 31, 2000.

         e. Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         f. All other reports filed by the Company with the SEC pursuant to Section 13 or 15(d) of the Exchange Act after December 31, 2000.

All documents filed by Vicom pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to and subsequent to the date hereof shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Vicom will provide without charge to any person to whom this reoffer prospectus is delivered, upon written or oral request of such person, a copy of each document incorporated by reference in the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this reoffer prospectus). Requests should be directed to Steven Bell, Esq. at Vicom, 9449 Science Center Drive, New Hope, Minnesota 55428. Vicom's telephone number is (763) 504-3000 and its web site is located at www.vicominc.net. Information on Vicom's web site is not incorporated by reference into this reoffer prospectus.

                   ------------------------------------------
                                   THE COMPANY

GENERAL

Vicom is the parent corporation of three wholly-owned subsidiaries, Corporate Technologies USA, Inc. (CTU), MultiBand, Inc. (MultiBand) and Vicom Midwest Telecommunications Systems, Inc. (VMTS). VMTS was not active as of July 5, 2001. Vicom incorporated MultiBand in February 2000 to provide voice, data and video services to residential multi-dwelling units (MDUs).

Vicom has provided clients with telecommunications products and services since its inception in 1975. As of July 5, 2001, CTU was providing telephone equipment and service to approximately 1,000 customers, with approximately 10,000 telephones in service. In addition, CTU provides computer products and services to approximately 3,500 customers. The telecommunications systems we distribute are intended to provide customers with flexible, cost-effective alternatives as compared to systems available from major telephone companies, including those formerly comprising the Bell System, and from other interconnected telephone companies. As of June 15, 2001, MultiBand provided services to approximately 320 customers.

CTU provides a full range of voice, data and video communications systems and service, system integration, training and related communication sales and support activities for commercial, professional and institutional customers, most of which are located in Minnesota, North Dakota, South Dakota and Nebraska. CTU purchases products and equipment from NEC America, Inc. ("NEC"), Cisco Systems, Inc., Nortel Networks Corp., ECI Telecommunications, Inc. ("ECI"), and other manufacturers of communications and electronic products and equipment. We use these products to design telecommunications systems to fit our customers' specific needs and demands.

                   ------------------------------------------
                                  RISK FACTORS

Our operations and our securities are subject to a number of risks, including but not limited to those described below. If any of the following risks actually occur, the business, financial condition or operating results of Vicom and the trading price or value of our common stock could be materially adversely affected.

NET LOSSES
Vicom had net losses of ($1,067,754) for the quarter ended March 31, 2001, ($4,235,831) for the fiscal year ended December 31, 2000 and ($2,063,634) for the fiscal year ended December 31, 1999. Vicom may never be profitable. The prolonged effects of generating losses without additional funding may restrict our ability to pursue our business strategy. Unless our business plan is successful, an investment in our common stock may result in a complete loss of an investor's capital. If we cannot achieve profitability from operating activities, we may not be able to meet our capital expenditure objectives; our debt service obligations; or our working capital needs.

DEPENDENCE ON ASSET-BASED FINANCING
Vicom currently depends on asset-based financing to purchase product, and we cannot guarantee that such financing will be available in the future. Furthermore, we may need additional financing to support the anticipated growth of our MultiBand subsidiary. We cannot guarantee that we will be able to obtain this additional financing.

DEREGULATION
Several regulatory and judicial proceedings have recently concluded, are underway or may soon be commenced that address issues affecting operations and those of our competitors, which may cause significant changes to our industry. We cannot predict the outcome of these developments, nor can we assure you that these changes will not have a material adverse effect on us. Historically, Vicom has been a reseller of products and services, not a manufacturer or carrier requiring regulation of its activities. Pursuant to Minnesota statutes, our MultiBand activity is specifically exempt from the need to tariff our services in MDUs. However, the Telecommunications Act of 1996 provides for significant deregulation of the telecommunications industry, including the local telecommunications and long-distance industries. This federal statute and the related regulations remain subject to judicial review and additional rule-makings of the Federal Communications Commission, or FCC, making it difficult to predict what effect the legislation will have on us, our operations, and our competitors.

DEPENDENCE ON STRATEGIC ALLIANCE
CTU has a distribution agreement with NEC, its main supplier of telecommunication products, which expires June 30, 2002. An interruption or substantial modification of CTU's distribution relationship with NEC could have a material adverse affect on Vicom's business, operating results and financial condition.

ATTRACTION AND RETENTION OF EMPLOYEES
Vicom's success depends on the continued employment of certain key personnel, including executive officers. If Vicom were unable to continue to attract and retain a sufficient number of qualified key personnel, its business, operating results and financial condition could be materially and adversely affected. In addition, Vicom's success depends on its ability to attract, develop, motivate and retain highly skilled and educated professionals with a wide variety of management, marketing, selling and technical capabilities. Competition for such personnel is intense and is expected to increase in the future.

INTELLECTUAL PROPERTY RIGHTS
Vicom relies on a combination of trade secret, copyright, and trademark laws, license agreements, and contractual arrangements with certain key employees to protect its proprietary rights and the proprietary rights of third parties from which Vicom licenses intellectual property. If it was determined that Vicom infringed the intellectual property rights of others, it could be required to pay substantial damages or stop selling products and services that contain the infringing intellectual property, which could have a material adverse effect on Vicom's business, financial condition and results of operations. Also, there can be no assurance that Vicom would be able to develop non-infringing technology or that it could obtain a license on commercially reasonable terms, or at all. Vicom's success depends in part on its ability to protect the proprietary and confidential aspects of its technology and the products and services it sells. There can be no assurance that the legal protections afforded to Vicom or the steps taken by Vicom will be adequate to prevent misappropriation of Vicom's intellectual property.

VARIABILITY OF QUARTERLY OPERATING RESULTS; SEASONALITY
Variations in Vicom's revenues and operating results occur from quarter to quarter as a result of a number of factors, including customer engagements commenced and completed during a quarter, the number of business days in a quarter, employee hiring and utilization rates, the ability of customers to terminate engagements without penalty, the size and scope of assignments and general economic conditions. Because a significant portion of Vicom's expenses are relatively fixed, a variation in the number of customer projects or the timing of the initiation or completion of projects could cause significant fluctuations in operating results from quarter to quarter. Further, Vicom has historically experienced a seasonal fluctuation in its operating results, with a larger proportion of its revenues and operating income occurring during the third quarter of the fiscal year.

RESTRICTIONS ON TRANSFERABILITY
There currently is a very limited market for Vicom's common stock. An investor may thus be required to retain his or her investment in Vicom's common stock for an indefinite period of time and may not be able to liquidate his or her investment in the event of an emergency or for any other reasons. Trading in the common stock currently is conducted on the Nasdaq Smallcap Market. Because the common stock has historically traded at prices of less than $5.00 per share, it is subject to the provisions of Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Penny Stock Rules"), which impose additional sales practice requirements on broker-dealer trading such common stock. For transactions covered by the Penny Stock Rules, a broker-dealer must make a special suitability determination for the purchasers and obtain the purchaser's written consent to the transaction prior to sale. Consequently, the Penny Stock Rule may adversely affect the ability of broker-dealers and Vicom's shareholders to sell Vicom's common stock. Moreover, even if an exemption from registration or registration is available for the resale of any of the common stock, there can be no assurance that there will be a market for the common stock.

CERTAIN ANTI-TAKEOVER EFFECTS
Vicom is subject to Minnesota statutes regulating business combinations and restricting voting rights of certain persons acquiring shares of Vicom. These anti-takeover statutes may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Vicom's securities, or the removal of incumbent management.

CONTROL BY CERTAIN SHAREHOLDERS
As of May 1, 2001, Vicom's four principal shareholders together owned 8,746,897 outstanding shares (on a fully-diluted basis) of Vicom's common stock, representing 52.2% of all of such outstanding shares. Accordingly, such shareholders will be able to exercise significant control over Vicom's affairs including, but not limited to, the election of directors.

USE OF PROCEEDS OF EXERCISED OPTIONS
         Vicom intends to use the proceeds from the exercise of the warrants for working capital and other general corporate purposes. If our management does not effectively use such proceeds, our stock price could decline.

VOLATILITY OF VICOM'S COMMON STOCK
         The trading price of our common stock has been and is likely to be volatile. The stock market has experienced extreme volatility and this volatility has often been unrelated to the operating performance of particular companies. We cannot be sure that an active public market for our common stock will continue after this offering. Investors may not be able to sell the common stock at or above the price they paid for their common stock or at all. Prices for the common stock will be determined in the marketplace and may be influenced by many factors, including variations in our financial results, changes in earnings estimates by industry research analysts, investors' perceptions of us and general economic, industry and market conditions.

                   ------------------------------------------
                           FORWARD-LOOKING STATEMENTS

         This registration statement and related prospectus contains forward-looking statements within the meaning of federal securities law. Terminology such as "may," "will," "expect," "anticipate," "believe," "estimate," "continue," "predict," or other similar words, identify forward-looking statements. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectation about, among other things, trends affecting the industries in which we operate, as well as the industries we service, and our business and growth strategies. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those predicted in the forward-looking statements as a result of various factors, including those set forth in "Risk Factors."

                   ------------------------------------------
                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders under this prospectus. However, we will receive proceeds from the exercise of the options, estimated at 2,644,399 after payment of the offering expenses. We have agreed to pay all of the expenses related to this offer, estimated to be approximately $10,000.

         We expect to use the net proceeds from the exercise of the options primarily for working capital and other general corporate purposes, including expenditures for sales and marketing and fixed assets and inventory. No specific amount has been allocated to any particular purpose. Pending these uses, we intend to invest the net proceeds of this offering in investment grade, interest-bearing securities.

                   ------------------------------------------
                            SELLING SECURITY HOLDERS

         The following table sets forth information with respect to the beneficial ownership of the Selling Securityholders based upon the corporate records of Vicom as of May 1, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock options that are currently exercisable or exercisable within 60 days of July 5, 2001 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of restricted common stock, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the person holding such restricted stock for the purpose of computing the percentage ownership of such person and are treated as outstanding for the purpose of computing the percentage ownership of each other person.

The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of Vicom.

Vicom may amend or supplement this prospectus from time to time in the future to update or change this list of selling stockholders and shares which may be resold.

SELLING SHAREHOLDERS       Number of Shares    Number of Shares   Number of Shares   Percentage of Shares
--------------------       Owned Before Sale   Registered by         To Be Sold      Owned by Shareholder
                             (On a fully-        Prospectus          ----------          After Sale(1)
                            diluted basis)       ----------                              -------------
                            --------------
Ashpole, Randy                      --              2,000               2,000                  *
Bell, Steve                     1,000,594          71,833              71,833                  6%
Braaten, Kevin                      --              2,000               2,000                  *
Burke, Diane                        --                400                 400                  *
Carlson, Glen                       --                600                 600                  *
Cote, Terry                         --              4,000               4,000                  *
Deichert, Tony                      --              7,333               7,333                  *
Dodge, Johnathan                      500          30,000              30,000                  *
Ekman, Dave                     3,200,000          51,000              51,000                 19%
Erickson, Diane                     --              1,200               1,200                  *%
Frieman, Marvin                   899,714          71,000              71,000                  5%
Hallquist, Mark                     --             15,766              15,766                  *
Hankel, Kevin                       --              8,333               8,333                  *
Hemingway, Thomas                   --            300,000             300,000                  *
Johnson, Nels                       --             10,000              10,000                  *
Kelner, Michael                     --             14,660              14,660                  *
Knapp, Paul                        71,300          30,000              30,000                  *
Lyons, David                        --            300,000             300,000                  *
Mandel, Jim                       205,800         151,000             151,000                  *
McNally, Pierce                    98,236          30,000              30,000                  *
Mekler, Mark                        --             30,000              30,000                  *
Palmer, Craig                       --             13,333              13,333                  *
Papesh, Steve                       --                800                 800                  *
Propp, Lane                         --              1,600               1,600                  *
Sandoz, James                       --              1,200               1,200                  *
Shrader, Dan                        --             75,000              75,000                  *
Trygg, Susan                        --             16,000              16,000                  *
Villafana, Manuel                   --             30,000              30,000                  *
Wagner, Jeff                        --             30,000              30,000                  *
Zivalich, Paul                      --             70,000              70,000                  *

Kelner, Michael                     --             29,009              29,009                  *
UNNAMED NON-AFFILIATES(1)           --            192,342             192,342                  *

*        Denotes less than 1%.



--------------------------
(1) In accordance with Instruction C of the General Instructions to Form S-8, certain unnamed affiliate employees of Vicom have received restricted stock grants in amounts not exceeding 1,000 shares, and thus, are not named individually.

                   ------------------------------------------
                              PLAN OF DISTRIBUTION

Shares offered hereby may be sold from time to time directly by or on behalf of the Selling Securityholders in one or more transactions on the Nasdaq National Market or on any stock exchange on which the common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both (which compensation as to a particular broker or dealer may be in excess of customary commissions).

To the knowledge of Vicom, other than the opportunity that will be provided to each Securityholder to enter into a sales plan with a broker for the purpose of establishing a trading plan that complies with the requirements of Rule 10b5-1(c)(1) of the Securities Act, the Selling Securityholders have no arrangements with any brokerage firms.

In connection with such sales, the Selling Securityholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Sales of shares must also be made by the Selling Securityholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, Selling Securityholders may, at the same time, sell any shares of common stock, including the shares, owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

There can be no assurance that any of the Selling Securityholders will sell any or all of the shares offered by them hereby.

Vicom will pay all expenses of the registration of the shares and will not receive any proceeds from the sale of any shares by the Selling Securityholders.

Vicom has notified the Selling Securityholders of the need to deliver a copy of this prospectus in connection with any sale of the shares.


                   ------------------------------------------
                                  LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon for Vicom by Winthrop & Weinstine, P.A., special securities counsel of Vicom.


                   ------------------------------------------
                                     EXPERTS

The financial statements incorporated in this reoffer prospectus by reference from Vicom's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Lurie Besikof Lapidus & Company, LLP, independent auditors, as stated in their report dated February 15, 2001, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated herein by reference:

         a. Annual Report on Form 10-K of Vicom, Incorporated ("Company") for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission pursuant to Section 13 or 15 (d) of the Exchange Act of 1934, as amended (the "Exchange Act")

         b. Description of the Company Common Stock contained in the Company's Registration Statement on Form 10-12G filed with the Securities and Exchange Commission on April 7, 2000.

         c. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all such securities then remaining to be sold (excluding, however, any portion of such documents not deemed to be "filed" with the Securities and Exchange Commission (the "SEC") pursuant to the rules of the SEC

         d. Plan information as described in the Company's Definitive 14A Proxy Statement filed on July 31, 2000.

         e. Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         f. All other reports filed by the Company with the SEC pursuant to Section 13 or 15(d) of the Exchange Act after December 31, 2000.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares being offered hereby has been passed upon for Vicom by Winthrop & Weinstine, P.A., special securities counsel of Vicom.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 302A.521 of the Minnesota Business Corporation Act provides that unless prohibited or limited by a corporation's articles of incorporation or bylaws, the Company must indemnify its current and former officers, directors, employees and agents against expenses (including attorney fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

         Article VI of the Bylaws of the Company provides as follows:

         a. The Company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with the Company in accordance with, and to the fullest extent permitted by, the provisions of Chapter 302A, Minnesota Statutes.

         b. The Company may purchase and maintain insurance at its expense to protect itself or on behalf of a person in that person's official capacity with the Company or a subsidiary, against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the Company would be required by law to indemnify the person against the liability.

Information with respect to the Company's Articles of Incorporation and the Minnesota Business Corporation Act relating to indemnification of directors and officers is set forth in the Company's Registration on Form 10 - 12G, filed with the Securities and Exchange Commission on April 7, 2000 under the Item - "Indemnification of Directors and Officers" at page II-1 thereof, and is incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

The shares which may be sold pursuant to the reoffer prospectus for the respective accounts of the Selling Securityholders were issued to the Selling Securityholders by Vicom Incorporated in reliance upon the exemption provided by
Section 4(2) of the Securities Act.

ITEM 8. EXHIBITS.

The Exhibits to this registration statement are listed in the Exhibit Index on page 13.

ITEM 9. UNDERTAKINGS.


(a)      RULE 415 OFFERING

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) Include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (of the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration stock are

                  Provided, however, that paragraphs (a) (1) (i) and (a) (1)
                  (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b)      FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) STATEMENT REQUIRED IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, enforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                   ------------------------------------------
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certificates that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Minnesota on July 5, 2001.

                                        VICOM INCORPORATED


                                        By: /s/ James L. Mandel

                                        James L. Mandel
                                        Chief Executive Officer

                   ------------------------------------------
                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints James L. Mandel and Steven M. Bell, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments including post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           SIGNATURE                                   TITLE                                 DATE
           ---------                                   -----                                 ----
/s/ Steven M. Bell                 President, Chief Financial Officer and Director       July 5, 2001
-----------------------------      (Principal Financial and Accounting Officer)
Steven M. Bell

/s/ James L. Mandel                Chief Executive Officer and Director (Principal       July 5, 2001
-----------------------------      Executive Officer)
James L. Mandel

/s/ Marvin Frieman                 Chairman and Director                                 July 5, 2001
-----------------------------
Marvin Frieman

/s/ Jonathan Dodge                 Director                                              July 5, 2001
-----------------------------
Jonathan Dodge

/s/ David Ekman                    Director                                              July 5, 2001
-----------------------------
David Ekman

/s/ Paul Knapp                     Director                                              July 5, 2001
-----------------------------
Paul Knapp

/s/ Pierce McNally                 Director                                              July 5, 2001
-----------------------------
Pierce McNally

/s/ Mark Mekler                    Director                                              July 5, 2001
-----------------------------
Mark Mekler

/s/ Manuel A. Villafana            Director                                              July 5, 2001
-----------------------------
Manuel A. Villafana

                   ------------------------------------------
                                INDEX TO EXHIBITS
                                  (Description)

       Exhibit
         No.
         ---

         5.1 Opinion and consent of Winthrop and Weinstine, P.A. as to the legality of Common Stock of the company(1)

         23.1     Consent of Lurie Besikof Lapidus & Company, LLP(1)

         24.1 Power of Attorney from certain Directors (included on signature page)

         99.1     1999 Stock Compensation Plan(2)

         99.2     2000 Employee Stock Purchase Plan(2)

         99.3     2000 Non-Employee Directors' Stock Compensation Plan(2)


--------------------------------
(1)      Filed herewith.

(2) Previously filed as an Exhibit to registrants proxy statement on Form 14A, filed on July 31, 2000.